Exhibit 10.25

AMENDMENT #1 TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment #1 to the Executive Employment Agreement (this “Amendment”) is made and entered into on September 23, 2020, by and between ReWalk Robotics Inc. (formerly Argo Medical Technologies Inc.), a Delaware corporation (the “Company”), and Larry Jasinski (the “Employee”). The Company and the Employee shall each be referred to as a “Party” and shall together be referred to as the “Parties”.

WHEREAS, the Parties have entered into an Executive Employment Agreement, dated as of January 17, 2011 (the “Agreement”); and

WHEREAS, the Parties wish to make certain amendments to the Agreement, as set forth herein.

NOW, THEREFORE, IT IS DECLARED COVENANTED AND AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.	The below provisions shall be added to the Agreement as Section 5.3, immediately following Section 5.2:
“Change of Control. In the event that the Employee’s employment with the Company is terminated by the Company (or its successor) not for Cause (as defined in the Agreement) or by the Employee for Good Reason within one year following a Change of Control, the Employee shall be entitled to a special severance grant (“Severance”) in the form of:

(i)	18 months of the Employee’s Base Salary (as defined in the Agreement); and
(ii)
An annual bonus for the year in which the termination occurs, equal to the bonus that the Employee would have received assuming he had not been terminated prior to the applicable date of payment of such bonus and also assuming achievement of 100% of the milestones and targets as established by the Company’s board of directors for the applicable year of termination; such bonus shall be payable promptly following the termination.

For purposes of this Agreement, the term “Change of Control” shall have the meaning set forth in Section 2.10 of the Company’s Amended and Restated 2014 Incentive Compensation Plan.

For purposes of this Agreement, the term “Good Reason” means Employee resigns due to (i) he no longer reports to a person with a grade level equal to or higher than his (ii) relocation of the Employee by the Company without Employee’s express written consent to a facility or location more than fifty (50) kilometers from Employee’s then-current location in one or more steps; (iii) a ten percent (10%) or greater reduction in the Base Salary (other than an equivalent percentage reduction in the base salaries that applies to Employee’s entire business unit); or (iv) a material breach by the Company of the Employment Agreement; provided, however, that with respect to each of the foregoing, Employee must (a) within ninety (90) days following its occurrence, deliver to the Company a written explanation specifying the specific basis for Employee’s belief that he is entitled to terminate his employment for Good Reason, (b) give the Company an opportunity to cure any of the foregoing within thirty (30) days following delivery of such explanation and (c) provided Company has failed to cure any of the foregoing within such thirty (30) day cure period, terminate Employee’s employment within thirty (30) days following expiration of such cure period.

2.
The Severance, if paid, will be paid through the last pay-slip of the Employee and will not constitute a portion of the Employee’s salary for any purpose whatsoever, including for the purpose of the calculation of severance pay and social insurance. Any tax liability in connection with the Severance shall be borne solely by the Employee.

3.
Nothing in this Amendment shall provide the Employee with guaranteed employment for any specific period, and the Company reserves the right to terminate the Employee employment, subject to the terms of the Agreement and applicable law. Except as specifically modified by this Amendment, all other terms and conditions of the Agreement remain unchanged and in full force and effect in accordance therewith. The Company and the Employee represent and warrant that, as of the date hereof, no other agreements, written or oral, exist between the Parties with respect to the subject matter covered herein except for the Agreement and this Amendment. The Parties acknowledge and agree that in the event of a conflict between the terms amended pursuant to this Amendment and the other terms of the Agreement, the terms of this Amendment shall govern.

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IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AMENDMENT TO BE EXECUTED ON THE DATE FIRST WRITTEN ABOVE.

ReWalk Robotics Ltd./Inc. By: /s/ Jeff Dykan Name: Jeff Dykan Title: Chairman	/s/ Larry Jasinski Larry Jasinski